Exhibit 99.1

Paramount Announces Second Quarter 2016 Results

– Raises Guidance for Full Year 2016 –

NEW YORK—August 4, 2016 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 today and reported results for the quarter ended June 30, 2016.

Second Quarter Highlights:

•	Net income attributable to common stockholders was $3.2 million, or $0.01 per diluted share, for the quarter ended June 30, 2016, compared to a net loss of $4.7 million, or $0.02 per diluted share, for the quarter ended June 30, 2015.

•	Core Funds from Operations (“Core FFO”) attributable to common stockholders was $49.4 million, or $0.23 per diluted share, for the quarter ended June 30, 2016, compared to $46.3 million, or $0.22 per diluted share, for the quarter ended June 30, 2015.

•	Leased 148,896 square feet at a weighted average initial rent of $74.15 per square foot, of which 32,753 square feet represents second generation space for which the Company achieved positive mark-to-markets of 22.9% on a cash basis and 11.3% on a GAAP basis.

•	On April 28, 2016, the Company closed Fund VIII (the Company’s debt fund) with aggregate capital commitments of $775.2 million.

•	On May 3, 2016, the Company completed a $500.0 million refinancing of 31 West 52nd Street, a 786,647 square foot Class A office building in Manhattan. The new 10-year loan is interest only at a fixed rate of 3.80%. The Company realized net proceeds of approximately $65.0 million after repaying of the existing loan, swap breakage and closing costs. The property was previously encumbered by a $413.5 million loan that was scheduled to mature in December 2017 and had a weighted average interest rate of 4.23%.

•	On May 26, 2016, Fund VIII acquired a $55.0 million junior mezzanine loan secured by the indirect equity interests in the owners of 1285 Avenue of the Americas, a 1.8 million square foot Class A office building located between 51st and 52nd streets in Manhattan. The loan bears interest at a fixed rate of 6.75% and matures in June 2023.

•	On June 15, 2016, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.095 per share for the quarter ended June 30, 2016, which was paid on July 15, 2016.

Financial Results

Quarter Ended June 30, 2016

Net income attributable to common stockholders was $3.2 million, or $0.01 per diluted share, for the quarter ended June 30, 2016, compared to a net loss of $4.7 million, or $0.02 per diluted share, for the quarter ended June 30, 2015.

FFO attributable to common stockholders was $54.2 million, or $0.25 per diluted share, for the quarter ended June 30, 2016, compared to $52.7 million, or $0.25 per diluted share, for the quarter ended June 30, 2015. FFO attributable to common stockholders for the quarters ended June 30, 2016 and 2015 includes the impact of certain non-core items listed in the table on page 9. The aggregate of these items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the quarters ended June 30, 2016 and 2015 by $4.8 million and $6.3 million, or $0.02 and $0.03 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items, was $49.4 million, or $0.23 per diluted share, for the quarter ended June 30, 2016, compared to $46.3 million, or $0.22 per diluted share for the quarter ended June 30, 2015.

Six Months Ended June 30, 2016

Net loss attributable to common stockholders was $3.3 million, or $0.02 per diluted share, for the six months ended June 30, 2016, compared to a net loss of $14.4 million, or $0.07 per diluted share, for the six months ended June 30, 2015.

FFO attributable to common stockholders was $103.5 million, or $0.48 per diluted share, for the six months ended June 30, 2016, compared to $96.0 million, or $0.45 per diluted share, for the six months ended June 30, 2015. FFO attributable to common stockholders for the six months ended June 30, 2016 and 2015 includes the impact of certain non-core items listed in the table on page 9. The aggregate of these items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the six months ended June 30, 2016 and 2015 by $5.1 million and $10.7 million, or $0.02 and $0.05 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of these items, was $98.4 million, or $0.46 per diluted share, for the six months ended June 30, 2016, compared to $85.3 million, or $0.40 per diluted share for the six months ended June 30, 2015.

Portfolio Operations

Quarter Ended June 30, 2016

During the quarter ended June 30, 2016, the Company leased 148,896 square feet at a weighted average initial rent of $74.15 per square foot. This leasing activity, offset by lease expirations during the quarter, decreased portfolio wide leased occupancy by 270 basis points to 92.9% at June 30, 2016 from 95.6% at March 31, 2016. Of the 148,896 square feet leased in the second quarter, 32,753 square feet represents second generation space (space that has been vacant for less than twelve months) for which the Company achieved positive mark-to-markets of 22.9% on a cash basis and 11.3% on a GAAP basis. The weighted average lease term for leases signed during the second quarter was 6.1 years and weighted average tenant improvements and leasing commissions on these leases were $9.71 per square foot per annum, or 13.1% of initial rent.

Six Months Ended June 30, 2016

During the six months ended June 30, 2016, the Company leased 303,847 square feet at a weighted average initial rent of $76.67 per square foot. This leasing activity, offset by lease expirations during the six months, decreased portfolio wide leased occupancy by 240 basis points to 92.9% at June 30, 2016 from 95.3% at December 31, 2015. Of the 303,847 square feet leased in the six months, 133,096 square feet represents second generation space (space that has been vacant for less than twelve months) for which the Company achieved positive mark-to-markets of 12.0% on a GAAP basis and 4.3% on a cash basis. The weighted average lease term for leases signed during the six months was 7.0 years and weighted average tenant improvements and leasing commissions on these leases were $7.94 per square foot per annum, or 10.4% of initial rent.

The six months ended June 30, 2016 mark-to-market includes the effect of a 52,500 square foot above-market lease at 1633 Broadway that was terminated and subsequently released shortly thereafter at market rates. Excluding the impact of this lease, cash basis and GAAP basis mark-to-markets were positive 25.1% and 21.3%, respectively.

Guidance

Based on the Company’s performance for the six months ended June 30, 2016 and its outlook for the remainder of 2016, the Company is raising its Estimated Core FFO Guidance for 2016 to a range of $0.81 to $0.85 per diluted share, from its prior range of $0.80 to $0.84 per diluted share. The Company is providing the following reconciliation of Estimated Core FFO per diluted share to estimated net loss per diluted share in accordance with GAAP. The estimated net loss per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

For the Year Ending December 31, 2016:	Low	High
Estimated net loss attributable to common stockholders per diluted share	$(0.07)	$(0.03)
Pro rata share of real estate depreciation and amortization, including the Company’s share of unconsolidated joint ventures	0.90	0.90

Estimated FFO per diluted share	$0.83	$0.87
Adjustments for non-core items[1]	(0.02)	(0.02)

Estimated Core FFO per diluted share	$0.81	$0.85

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to below. The estimates do not include the impact on operating results from possible future property acquisitions or dispositions, capital markets activity or unrealized gains or losses on real estate fund investments. The estimates set forth above may be subject to fluctuations as a result of several factors, including the straight-lining of rental income and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

[1]	Represents non-core items for the six months ended June 30, 2016, which are summarized in this press release and the Company’s Supplemental Information for the quarter ended June 30, 2016, which is available on the Company’s website. The Company is not making projections for non-core items that may impact its financial results for the remainder of 2016, which may include unrealized gains or losses on interest rate swaps, acquisition and transaction related costs and other items that are not included in Core FFO.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, impairment losses on depreciable real estate and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items, including acquisition and transaction related costs, severance costs and unrealized gains or losses on interest rate swaps, which we believe enhances the comparability of our FFO across periods.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

A reconciliation of each Non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended June 30, 2016, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, August 4, 2016 at 5:30 p.m. Eastern Time (ET) to discuss the second quarter 2016 results. The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 8:30 p.m. ET on August 4, 2016 through August 11, 2016 and can be accessed by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the passcode 13640949. A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.paramount-group.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City, Washington, D.C. and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Investor Relations:

212-492-2298

ir@paramount-group.com

Media:

212-492-2285

pr@paramount-group.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	June 30, 2016	December 31, 2015
ASSETS:
Rental property
Land	$2,042,071	$2,042,071
Buildings and improvements	5,668,268	5,610,046

	7,710,339	7,652,117
Accumulated depreciation and amortization	(323,224)	(243,089)

Rental property, net	7,387,115	7,409,028
Cash and cash equivalents	224,489	143,884
Restricted cash	29,043	41,823
Real estate fund investments	—	416,438
Investments in unconsolidated real estate funds	25,798	—
Investments in unconsolidated joint ventures	5,800	7,102
Preferred equity investments	54,595	53,941
Marketable securities	21,477	21,521
Deferred rent receivable	122,334	77,792
Accounts and other receivables, net	10,895	10,844
Deferred charges, net	79,617	74,991
Intangible assets, net	435,450	511,207
Other assets	11,596	6,658

Total assets	$8,408,209	$8,775,229

LIABILITIES:
Notes and mortgages payable, net	$3,012,290	$2,922,610
Revolving credit facility	20,000	20,000
Due to affiliates	27,299	27,299
Loans payable to noncontrolling interests	—	45,662
Accounts payable and accrued expenses	147,048	102,730
Dividends and distributions payable	25,151	25,067
Deferred income taxes	246	2,533
Interest rate swap liabilities	102,577	93,936
Intangible liabilities, net	154,658	179,741
Other liabilities	45,997	45,101

Total liabilities	3,535,266	3,464,679

EQUITY:
Paramount Group, Inc. stockholders’ equity	3,808,073	3,761,017
Noncontrolling interests in:
Consolidated real estate funds	62,857	414,637
Consolidated joint ventures	240,483	236,849
Operating Partnership	761,530	898,047

Total equity	4,872,943	5,310,550

Total liabilities and equity	$8,408,209	$8,775,229

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES:
Property rentals	$123,408	$128,954	$248,410	$255,356
Straight-line rent adjustments	24,673	16,091	44,542	32,042
Amortization of (above) below-market leases, net	7,100	872	3,481	1,762

Rental income	155,181	145,917	296,433	289,160
Tenant reimbursement income	10,334	12,063	21,123	25,551
Fee and other income	6,788	4,948	27,665	9,443

Total revenues	172,303	162,928	345,221	324,154
EXPENSES:
Operating	59,994	57,781	122,939	119,665
Depreciation and amortization	67,287	79,421	142,099	153,004
General and administrative	12,139	9,133	26,100	21,746
Acquisition and transaction related costs	508	8,208	1,443	9,347

Total expenses	139,928	154,543	292,581	303,762

Operating income	32,375	8,385	52,640	20,392
Income from real estate fund investments	—	14,072	—	19,293
Loss from unconsolidated real estate funds	(960)	—	(1,286)	—
Income from unconsolidated joint ventures	2,003	2,011	3,499	2,986
Interest and other income, net	1,030	512	2,730	1,366
Interest and debt expense	(38,009)	(42,236)	(75,128)	(84,124)
Unrealized gain on interest rate swaps	10,073	21,747	16,933	33,725

Net income (loss) before income taxes	6,512	4,491	(612)	(6,362)
Income tax benefit (expense)	1,398	(1,343)	1,035	(1,917)

Net income (loss)	7,910	3,148	423	(8,279)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated real estate funds	78	(6,532)	752	(8,741)
Consolidated joint ventures	(4,107)	(2,472)	(5,359)	(931)
Operating Partnership	(693)	1,147	878	3,511

Net income (loss) attributable to common stockholders	$3,188	$(4,709)	$(3,306)	$(14,440)

Per share:
Basic	$0.01	$(0.02)	$(0.02)	$(0.07)

Diluted	$0.01	$(0.02)	$(0.02)	$(0.07)

Weighted average common shares outstanding:
Basic	217,121,592	212,106,718	214,762,593	212,106,718

Diluted	217,137,557	212,106,718	214,762,593	212,106,718

Paramount Group, Inc.

Reconciliation of Net Income (Loss) to Funds from Operations and Core Funds from Operations

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of Net Income (Loss) to FFO and Core FFO:
Net income (loss)	$7,910	$3,148	$423	$(8,279)
Real estate depreciation and amortization (including pro rata share of unconsolidated joint ventures)	68,843	80,951	145,194	156,010

FFO	76,753	84,099	145,617	147,731
Less FFO attributable to noncontrolling interests in:
Consolidated real estate funds	(144)	(6,790)	304	(9,210)
Consolidated joint ventures	(10,560)	(11,824)	(18,707)	(19,193)

FFO attributable to Paramount Group Operating Partnership	66,049	65,485	127,214	119,328
Less FFO attributable to noncontrolling interests in Operating Partnership	(11,806)	(12,822)	(23,723)	(23,348)

FFO attributable to common stockholders	$54,243	$52,663	$103,491	$95,980

Per diluted share	$0.25	$0.25	$0.48	$0.45

FFO	$76,753	$84,099	$145,617	$147,731
Non-core items:
Unrealized gain on interest rate swaps (including pro rata share of unconsolidated joint ventures)	(10,490)	(22,371)	(17,350)	(34,735)
Acquisition and transaction related costs	508	2,336	1,443	3,475
Severance costs	—	—	2,874	3,315
Transfer taxes due in connection with the sale of shares by a former joint venture partner	—	5,872	—	5,872
Predecessor income tax true-up	—	721	—	721

Core FFO	66,771	70,657	132,584	126,379
Less Core FFO attributable to noncontrolling interests in:
Consolidated real estate funds	(144)	(6,790)	304	(9,210)
Consolidated joint ventures	(6,488)	(6,275)	(11,902)	(11,146)

Core FFO attributable to Paramount Group Operating Partnership	60,139	57,592	120,986	106,023
Less Core FFO attributable to noncontrolling interests in Operating Partnership	(10,750)	(11,277)	(22,605)	(20,745)

Core FFO attributable to common stockholders	$49,389	$46,315	$98,381	$85,278

Per diluted share	$0.23	$0.22	$0.46	$0.40

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	217,121,592	212,106,718	214,762,593	212,106,718
Effect of dilutive securities	15,965	5,004	—	6,467

Denominator for FFO per diluted share	217,137,557	212,111,722	214,762,593	212,113,185